Exhibit 1.2

PPL Corporation

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

[Date]

[Underwriters]

Ladies and Gentlemen:

PPL Corporation, a Pennsylvania corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), subject to the terms and conditions stated herein, an aggregate of              shares of its common stock, par value $0.01 per share (the “Common Stock”), the terms of which are set forth in Schedule II hereto (the “Underwritten Shares”). Additionally, the Company proposes to issue and sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional              shares (the “Option Shares”). The Underwritten Shares and any Option Shares are herein referred to as the “Shares”.

The Company has filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), a registration statement on Form S-3 (Registration Nos. 333-            , 333-             and 333-            ), including a related prospectus, relating to the registration of certain securities of the Company and of PPL Capital Funding, Inc., a Delaware corporation, and of PPL Capital Funding Trust II, a Delaware statutory business trust (the “Shelf Securities”), to be sold from time to time by the Company. The registration statement as amended at the date of this Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement”, and the prospectus included therein relating to the Shelf Securities, in the form first used to confirm sales of the Shares, is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the prospectus supplement, dated              (the “Prospectus Supplement”), relating to the Shares, in the form first used to confirm sales of the Shares, is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, the Basic Prospectus, any preliminary form of prospectus previously filed with the Commission pursuant to Rule 424 of the Securities Act or the Prospectus shall include the documents incorporated therein by reference. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) that are deemed to be incorporated by reference in the Prospectus.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or threatened by the Commission.

(b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date and the Option Closing Date (each as hereinafter defined), if any, conformed or will conform in all material respects with the requirements of the Securities Act; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date and the Option Closing Date, if any, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

(c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(d) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to enter into and perform its obligations under this Agreement, and the Company has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

(f) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights.

(i) The Shares have been duly and validly authorized and reserved for issuance, and, when such Shares are issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable; and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The shares of Common Stock outstanding prior to the issuance of the Shares are, and upon issuance, the Shares will be, listed on the New York and Philadelphia Stock Exchanges.

(k) The Shares and this Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

(l) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change, or any development involving a material adverse change, in the financial position or results of operations of the Company and its subsidiaries considered as one enterprise.

(n) The issue and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation or by-laws, or any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

(o) No consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the terms of this Agreement and the Shares, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(p) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(q) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s authorizations and transactions are recorded as necessary to permit preparation of financial statements.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Underwritten Shares set forth in Schedule I hereto opposite its name at $             per Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, any or all of the Option Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such Option Shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Option Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Shares. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Underwritten Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Underwritten Shares.

The Company hereby agrees that, without the prior written consent of              (“            ”), on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the final prospectus supplement included in the Prospectus, (i) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be issued in the transactions contemplated hereby (B) the issuance by the Company of shares of Common Stock pursuant to, or the grant of options under, the Company’s existing stock option, employee benefit or dividend reinvestment plans (as described in the Prospectus).

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $             per Share (the “Public Offering Price”) and to certain dealers selected by you at the Public Offering Price. [As compensation to the Underwriters for their commitments hereunder, the Company hereby agrees to pay at the Closing Date and at the Option Closing Date, if any, to the Representatives for the accounts of the several Underwriters a commission in the amount of $             per Share (the “Underwriting Commission”).]

4. Payment and Delivery. Payment for the Underwritten Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery to the Representatives of the certificates for such Underwritten Shares for the respective accounts of the several Underwriters, or delivery to a securities intermediary designated by you of such certificates and crediting to your securities account at such securities intermediary for the accounts of the several Underwriters of security entitlements in respect of the Underwritten Shares at 10:00 a.m., New York City time, on             , or at such other time on the same or such other date, not later than             , as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Option Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery to the Representatives of the certificates for such Option Shares for the respective accounts of the several Underwriters, or delivery to a securities intermediary designated by you of such certificates and crediting to your securities account at such securities intermediary for the accounts of the several Underwriters of security entitlements in respect of such Option Shares at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than             , as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

The certificates, if any, for the Shares purchased by the Underwriters shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates, if any, evidencing the Underwritten Shares or Option Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Underwritten Shares or Option Shares to the Underwriters duly paid, against payment of the Purchase Price with respect to such Shares.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending or, to your knowledge or the Company’s knowledge, shall be threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) There shall not have occurred any decrease in the ratings of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) and no such organization shall publicly announce that it has placed under surveillance or review, with possible negative implications, its rating of the Company’s securities; and

(ii) There shall not have occurred any change or any development involving a prospective change in or affecting the business or properties of the Company and its subsidiaries considered as one enterprise that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Company, dated the Closing Date, to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by the Company;

(ii) The Shares have been duly authorized and, upon payment and delivery in accordance with this Agreement, such Shares will be validly issued, fully paid and non-assessable;

(iii) There are no preemptive rights under federal or New York law to subscribe for or purchase the Shares. There are no preemptive or other rights to subscribe for or purchase any of such Shares pursuant to the Company’s articles of incorporation or by-laws;

(iv) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or, to such counsel’s knowledge, any federal or New York court is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the terms of the Underwriting Agreement and the Shares, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(v) The Registration Statement has become effective under the Securities Act and the Prospectus was filed on                      , 20     pursuant to the subparagraph of Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission. and;

(vi) The statements made (A) in the Prospectus Supplement under the captions, “Description of the Common Stock” and (B) in the Basic Prospectus, as supplemented by the Prospectus Supplement, under the caption “Description of PPL Corporation’s Capital Stock”, in each case insofar as such statements constitute summaries of of the terms of the Common Stock (including the Shares), constitute accurate summaries of the terms thereof in all material respects;

(vii) The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended; and

(viii) Subject to the qualifications and limitations stated therein, the statements made in the Prospectus under the caption “United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

The Underwriters shall also have received a statement of Simpson Thacher & Bartlett LLP, dated the Closing Date, to the effect that the Registration Statement and any amendment or supplement thereto, as of its effective date, and the Prospectus, as of its date, was, on its face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement or the Prospectus, and nothing has come to the attention of such counsel that causes such counsel to believe either that the Registration Statement or any such amendment or supplement, as of its effective date (including the Exchange Act Document[s] on file with the Commission on such effective date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of this Agreement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case such counsel expresses no belief with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Document[s].

In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to matters governed by Pennsylvania law upon the opinion of Thomas D. Salus, Esq. or such other counsel referred to in paragraph (e) below. The opinion of Simpson Thacher & Bartlett LLP shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received on the Closing Date an opinion of Thomas D. Salus, Esq., Senior Counsel of the Company, or such other counsel to the Company reasonably satisfactory to you, dated the Closing Date, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown. It is understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement or the Prospectus;

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) All legally required proceedings in connection with the authorization and issue of the Shares and the sale of the Shares by the Company in the manner set forth herein have been had and remain in effect, and all requisite action of public boards or bodies (other than in connection or in compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) as may be legally required with respect to all or any of such matters or related thereto has been taken and remains in effect, and the Company is exempt from the provisions of the Public Utility Holding Company Act of 1935 applicable to it as a holding company and with respect to such authorization, issue and sale;

(v) Such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. It is understood that such counsel need express no opinion as to the financial statements and other financial data contained in the Registration Statement or the Prospectus;

(vi) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) the articles of incorporation or by-laws of the Company, or (ii) to the best of such counsel’s knowledge, any indenture, bank loan or credit agreement or other evidence of indebtedness binding upon the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that, in the case of any such agreement specified in this clause (ii) is material to the Company and its subsidiaries, taken as a whole, or (iii) to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary;

(vii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

(viii) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; and

(ix) The Shares have been duly authorized and conform to the description thereof contained in the Prospectus, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(f) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(g) On the date hereof and on the Closing Date, the Underwriters shall have received a letter from PricewaterhouseCoopers LLP, independent public accountants for the Company, or other independent accountants satisfactory to the Representatives, in form and substance satisfactory to the Underwriters, to the effect that:

(i) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act;

(ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act with respect to registration statements on Form S-3;

(iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(A) Reading the minutes of meetings of the shareowners and the Board of Directors of the Company and its Executive, Compensation and Corporate Governance, Finance and Audit Committees since the day after the end of the last audited period as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(B) With respect to the unaudited consolidated balance sheet as of the most recent quarter ended and the unaudited consolidated statements of income and of cash flows included in the Company’s Quarterly Report on Form 10-Q for the most recent quarter ended (“Form 10-Q”) incorporated by reference in the Registration Statement,

(i) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated balance sheet and the unaudited consolidated statements of income and of cash flows for the most recent quarter ended and year to date, and prior year periods, included in the Company’s Form 10-Q incorporated by reference in the Registration Statement;

(ii) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to in (B)(i) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, as it applies to Form 10-Q and the related published rules and regulations thereunder;

(C) Reading the unaudited interim financial data for the period from the date of the latest balance sheet included or incorporated in the Registration Statement to the date of the latest available interim financial data; and

(D) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (i) the unaudited consolidated financial statements described in (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, as it applies to Form 10-Q; or (ii) any material modifications should be made to the unaudited consolidated financial statements described in (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles; (iii) at the date of the latest available interim financial data, there was any change in the common stock, treasury stock or preferred stock (with or without sinking fund requirements) or increase in long-term debt (including current portion of long-term debt) of the Company and subsidiaries consolidated as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, except in all instances for changes, increases or decreases which the Registration Statement, including the documents incorporated therein by reference, discloses have occurred or may occur, or they shall state any specific changes, increases or decreases; or (iv) at a specified date not more than five business days prior to the date of delivery of such letter, there was (A) any change in the common stock, treasury stock or preferred stock (with or without sinking fund requirements) of the Company and subsidiaries consolidated as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, except in all instances for changes, increases or decreases which the Registration Statement, including the documents incorporated therein by reference, discloses have occurred or may occur, or they shall state any specific changes, increases or decreases, or (B) any increase in excess of $20 million in long-term debt (including current portion of long-term debt) of the Company and subsidiaries consolidated as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement.

(iv) The letter shall also state that certain designated information has been obtained from the Company’s financial statements or accounting records which are subject to the internal controls of the Company’s accounting system or which has been derived directly from such accounting records by analysis or computation, is in agreement with such financial statements, records or computations made therefrom, except as otherwise specified in such letter.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the directors and executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The Shares shall have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange and the Philadelphia Stock Exchange.

The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request, including those set forth above, with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a conformed copy of the Registration Statement (including exhibits and documents incorporated by reference thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 11:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and, during the period mentioned in Section 6(d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) During the period after the first date of the public offering of the Shares, if the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, before amending or supplementing the Registration Statement or the Prospectus (including by filing any document that would as a result thereof be incorporated by reference in the Prospectus), to furnish to you a copy of each such proposed amendment, supplement or other document and not to file any such proposed amendment, supplement or other document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) During the period after the first date of the public offering of the Shares, if the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, to file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act within the time periods prescribed by the Exchange Act.

(d) If, during such period after the first date of the public offering of the Shares, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law; provided, however, that the cost of any amendment or supplement which relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters requiring the same.

(e) To endeavor, in cooperation with the Underwriters, to qualify the Shares for offer and sale under the securities or blue sky laws of such states and the other jurisdictions of the United States as the Underwriters may from time to time designate, to continue such qualifications in effect so long as required for the distribution of the Shares and to reimburse the Underwriters for any expenses (including filing fees and reasonable fees and disbursements of counsel) paid by the Underwriters or on their behalf to qualify the Shares for offer and sale, to continue such qualification, to determine the eligibility of the Shares for investment and to print the memoranda relating thereto; provided that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the Shares, or to meet any other requirement in connection with this paragraph (e) deemed by it to be unduly burdensome.

(f) As soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act which will satisfy the provisions of Section 11(a) of the Securities Act.

(g) To use its best efforts to effect the listing of the Shares on the New York Stock Exchange and the Philadelphia Stock Exchange.

(h) To pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company, including all expenses (except as provided in Section 6(d) above) in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Shares to the Underwriters in the place designated in Section 4 hereof, any fees and expenses relating to the eligibility and issuance of Shares in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Shares, all Federal and State taxes (if any) payable (not including any transfer taxes) upon the issue of the Shares, the fees and expenses incurred in connection with any listing of the Shares on a securities exchange, the Company’s costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the Company’s portion of the cost of any aircraft chartered in connection with the road show, and the fee of the National Association of Securities Dealers, Inc., if any, and (ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of such other documents or certificates as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, including any preliminary prospectus and each Prospectus, and any amendment or supplement thereto, to the Underwriters.

7. Indemnity and Contribution.

(a) The Company agrees that it will indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; and, except as hereinafter in this Section provided, the Company agrees to reimburse each Underwriter and each person who controls any Underwriter as aforesaid for any reasonable legal or other expenses as incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representatives expressly for use in any such document; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, expenses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

(b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company, its officers, trustees and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, expressly for use in any such document and, except as hereinafter in this Section provided, each Underwriter agrees to reimburse the Company, its officers, trustees and directors, and each of them, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

(c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 7, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 7. In the case of any such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party, defendant in the suit, and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by             , in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b).

No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Shares.

(d) If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 7 shall have given notice to the Company of a claim in respect thereof pursuant to Section 7(c) hereunder, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 7 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Company to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Company from the offering of the Shares that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), such Underwriter’s or person’s and the Company’s knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

(e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

(f) The indemnity and contribution provided for in this Section 7 and the representations and warranties of the Company and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Company, its directors, trustees or officers or any person controlling any of them, (ii) acceptance of any Shares and payment therefore under this Agreement, and (iii) any termination of this Agreement.

8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the Philadelphia Stock Exchange or

the National Association of Securities Dealers, Inc.; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your reasonable judgment impracticable and inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwritten Shares and the aggregate number of Underwritten Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Underwritten Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Underwritten Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Shares or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o             ,              (telefax:             ), Attention:             . Notices to the Company shall be given to it at Two North Ninth Street, Allentown, Pennsylvania 18101-1179 (facsimile: 610-774-5235), Attention: Vice President-Finance and Treasurer.

13. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Very truly yours,

PPL CORPORATION

By:
Name:
Title:

Accepted as of the date hereof

[Underwriters]

Acting severally on behalf of themselves and as Representatives of the several Underwriters named in Schedule I hereto.

By:	[ ]

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Underwritten Shares to Be Purchased
Total

SCHEDULE II

Registration Statement:	Registration Statement Nos. _____, _____ and _____

Number of Underwritten Shares:	__________

Number of Option Shares:	__________

Price to Public:	$ ______ per Share

Purchase Price by Underwriters:	$ ______ per Share

Specified Funds for Payment of Purchase Price:	Federal (same day) funds

Stock Exchange Listing:	New York Stock Exchange and Philadelphia Stock Exchange

Closing Date:	__________

Closing Location:	Simpson Thacher & Bartlett 425 Lexington Avenue New York, New York 10017

Names and Addresses of Representatives:	__________

EXHIBIT A

[FORM OF LOCK-UP LETTER]

[Date]

[Underwriters]

Dear Sirs and Mesdames:

The undersigned understands that (i) [Representatives] propose to enter into an underwriting agreement (the “Common Stock Underwriting Agreement”) with PPL Corporation, a Pennsylvania corporation (the “Company”), providing for the public offering (the “Common Stock Offering”) by the several underwriters, including              (the “Common Stock Underwriters”), of shares of the common stock, par value $.01 per share of the Company (the “Common Stock”).

To induce the Common Stock Underwriters that may participate in the Common Stock Offering to continue their efforts in connection with the Common Stock Offering, the undersigned hereby agrees that, without the prior written consent of [Representatives] on behalf of the Common Stock Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Common Stock Offering (the “Prospectus”),

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock,

whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any shares of Common Stock to the Common Stock Underwriters pursuant to the Common Stock Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Common Stock Offering. In addition, the undersigned agrees that, without the prior written consent of [Representatives] on behalf of the Common Stock Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s share of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Common Stock Underwriters are relying upon this Lock Up Agreement in proceeding toward consummation of the Common Stock Offering. The undersigned further understands that this Lock Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Common Stock Offering actually occurs depends on a number of factors, including market conditions. Any Common Stock Offering will only be made pursuant to a Common Stock Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Common Stock Underwriters.

Very truly yours,

(Name)

(Address)